UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2002

PLANAR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 NW Compton Drive
Beaverton, OR 97006
(503) 748-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 7    Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired.

Pages 3 through 19 of this Form 8-K/A contain the balance sheets of DOME imaging systems, inc. for the years ended December 31, 2001 and 2000 and the period ended March 31, 2002 (unaudited) and the related statements of income and comprehensive income and cash flows for the years ended December 31, 2001, 2000 and 1999 and the periods ended March 31, 2002 and 2001 (unaudited).

(b)  Pro Forma Financial Information.

Pages 20 through 23 of this Form 8-K/A contain the unaudited Pro Forma Balance Sheet at March 29, 2002 and the unaudited Pro Forma Statements of Operations for the year ended September 28, 2001 and for the six months ended March 29, 2002 for the Registrant and DOME imaging systems, inc.

(c)  Exhibits.

*2.1	Agreement and Plan of Merger dated as of March 18, 2002 by and among Planar Systems, Inc., DOME imaging systems, inc., Bone Doctor Acquisition Corporation and certain stockholders of DOME.

*10.1	Stock Purchase Agreement dated April 22, 2002 by and among Planar Systems, Inc., Marlin E. Cobb, G. Richard Fryling II, Karen D. Miller and Peter M. Steven.

*10.2	Credit Agreement dated April 22, 2002 by and among Planar Systems, Inc., U.S. Bank National Association and Wells Fargo Bank, National Association.

23.1	Consent of Independent Auditors.

*99.1	Press Release issued by Planar Systems, Inc. on April 23, 2002.

*	Filed previously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANAR SYSTEMS, INC.

By:	/s/ STEVE BUHALY
Steve Buhaly Vice President and Chief Financial Officer

Dated: July 1, 2002

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
    and Stockholders of
    DOME imaging systems, inc.:

We have audited the accompanying consolidated balance sheets of DOME imaging systems, inc. and subsidiary (the “Company”) as of December 31, 2001 and 2000, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations, and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/    DELOITTE & TOUCHE LLP

February 15, 2002
Boston, Massachusetts

DOME IMAGING SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
December 31, 2001 and 2000

	2001	2000
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,977,719	$4,403,968
Accounts receivable—less allowance for doubtful accounts of $130,000 in 2001 and $60,000 in 2000	3,661,206	2,352,432
Inventories	4,451,740	4,159,044
Income taxes refundable	—	452,670
Other current assets	125,141	256,918
Deferred income taxes	675,791	606,449

Total current assets	13,891,597	12,231,481
EQUIPMENT, FURNITURE AND IMPROVEMENTS—Net	1,024,313	1,306,717
DEFERRED INCOME TAXES	14,209	—
DEPOSITS	150,708	157,552

	$15,080,827	$13,695,750

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving loan facility	$1,250,000	$—
Current maturities of long-term debt	1,000,000	—
Accounts payable	1,821,970	1,414,833
Income taxes payable	80,385	—
Accrued expenses	2,546,031	1,878,564

Total current liabilities	6,698,386	3,293,397

LONG TERM DEBT	2,000,000	—
DEFERRED INCOME TAXES	—	31,019
OTHER LONG-TERM LIABILITIES	30,734	30,734
REDEEMABLE PREFERRED STOCK—Series C, $.01 par value—authorized, issued and outstanding, none and 220,000 shares in 2001 and 2000, respectively	—	8,698,441
STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value—authorized, 30,000,000 shares; issued 8,586,012 and 8,541,894 shares; outstanding 6,379,972 and 6,339,894 shares, in 2001 and 2000, respectively	85,861	85,420
Additional paid-in capital	—	—
Retained earnings	16,348,048	11,587,715
Accumulated other comprehensive loss	(63,070)	(30,226)

	16,370,839	11,642,909
Less treasury stock, at cost; 2,206,040 and 2,202,000 shares of common stock in 2001 and 2000, respectively	(10,019,132)	(10,000,750)

Total stockholders’ equity	6,351,707	1,642,159

	$15,080,827	$13,695,750

See notes to consolidated financial statements.

DOME IMAGING SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
Years ended December 31, 2001, 2000, and 1999

	2001	2000	1999
NET SALES	$28,470,310	$18,622,711	$17,698,116
COST OF SALES	9,449,856	5,737,040	5,121,387

GROSS PROFIT	19,020,454	12,885,671	12,576,729
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,455,779	5,135,526	5,045,943
RESEARCH AND DEVELOPMENT COSTS	4,521,779	6,129,402	3,483,931

INCOME FROM OPERATIONS	8,042,896	1,620,743	4,046,855
OTHER INCOME, Net of interest expense of $117,834 in 2001 and 35,716 in 2000	53,506	227,696	324,372

INCOME BEFORE PROVISION FOR INCOME TAXES	8,096,402	1,848,439	4,371,227
PROVISION FOR INCOME TAXES	2,603,200	214,000	1,461,300

NET INCOME	5,493,202	1,634,439	2,909,927
OTHER COMPREHENSIVE LOSS—Foreign currency translation adjustments, net	(32,844)	(30,226)	—

COMPREHENSIVE INCOME	$5,460,358	$1,604,213	$2,909,927

See notes to consolidated financial statements.

DOME IMAGING SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Years ended December 31, 2001, 2000, and 1999

	Common Stock, $.01 Par Value		Additional Paid-in Capital	Treasury Stock $.01 Par Value		Cumulative Translation Adjustment	Retained Earnings
	Shares	Amount		Shares	Amount			Total
BALANCES, JANUARY 1, 1999	8,272,344	$82,724	$1,614,205	(2,202,000)	$(10,000,750)	$—	$8,375,647	$71,826
Exercise of common stock options	146,718	1,467	21,592	—	—	—	—	23,059
Accretion and dividends on preferred stock	—	—	(1,659,449)	—	—	—	—	(1,659,449)
Preferred stock redemption	—	—	38,420	—	—	—	(38,420)	—
Net income	—	—	—	—	—	—	2,909,927	2,909,927

BALANCES, DECEMBER 31, 1999	8,419,062	84,191	14,768	(2,202,000)	(10,000,750)	—	11,247,154	1,345,363
Exercise of common stock options	122,832	1,229	63,939	—	—	—	—	65,168
Accretion and dividends on preferred stock	—	—	(575,307)	—	—	—	(797,278)	(1,372,585)
Preferred stock redemption	—	—	496,600	—	—	—	(496,600)	—
Foreign currency translation adjustment	—	—	—	—	—	(30,226)	—	(30,226)
Net income	—	—	—	—	—	—	1,634,439	1,634,439

BALANCES, DECEMBER 31, 2000	8,541,894	85,420	—	(2,202,000)	(10,000,750)	(30,226)	11,587,715	1,642,159
Exercise of common stock options	44,118	441	4,351	—	—	—	—	4,792
Accretion and dividends on preferred stock	—	—	(737,220)	—	—	—	—	(737,220)
Preferred stock redemption	—	—	732,869	—	—	—	(732,869)	—
Treasury stock purchases	—	—	—	(4,040)	(18,382)	—	—	(18,382)
Foreign currency translation adjustment	—	—	—	—	—	(32,844)	—	(32,844)
Net income	—	—	—	—	—	—	5,493,202	5,493,202

BALANCES, DECEMBER 31, 2001	8,586,012	$85,861	$—	(2,206,040)	$(10,019,132)	$(63,070)	$16,348,048	$6,351,707

See notes to consolidated financial statements.

DOME IMAGING SYSTEMS, INC. AND SUBSIDIARY

STATEMENTS OF CASH FLOWS
Years ended December 31, 2001, 2000, and 1999

	2001	2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,493,202	$1,634,439	$2,909,927
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	498,551	426,621	428,443
Deferred income taxes	(114,570)	(164,300)	(86,130)
Changes in assets and liabilities:
Accounts receivable	(1,341,504)	21,529	(474,366)
Inventories	(292,696)	(1,666,922)	143,846
Other assets	135,708	508,685	(657,399)
Income taxes refundable or payable	529,974	(88,370)	209,832
Accounts payable	409,492	723,932	59,682
Accrued expenses and other liabilities	681,638	712,224	(226,137)

Cash provided by operating activities	5,999,795	2,107,838	2,307,698

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment, furniture and improvements— net	(219,476)	(988,146)	(281,371)
Deposits	—	(139,872)	(10,026)

Cash used in investing activities	(219,476)	(1,128,018)	(291,397)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings on revolving loan facility	1,250,000	—	—
Exercise of common stock options	4,792	65,168	23,059
Payments to acquire treasury stock	(18,382)	—	—
Redemption of preferred stock	(9,435,661)	(4,039,100)	(501,670)
Proceeds from borrowings	3,000,000	—	—
Repayment of long-term debt	—	(12,320)	(44,320)

Cash used in financing activities	(5,199,251)	(3,986,252)	(522,931)

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH	(7,317)	(5,254)	—

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	573,751	(3,011,686)	1,493,370
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	4,403,968	7,415,654	5,922,284

CASH AND CASH EQUIVALENTS, END OF YEAR	$4,977,719	$4,403,968	$7,415,654

SUPPLEMENTARY INFORMATION:
Interest paid	$111,674	$26,123	$8,383

Income taxes paid	$2,262,575	$439,138	$1,337,598

See notes to consolidated financial statements.

DOME IMAGING SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2001 and 2000

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DOME imaging systems, inc. (the “Company”) designs, manufactures and markets computer graphic imaging boards and software for original equipment manufacturers in the medical field and other advanced image processing applications. The Company’s primary area of operation is the United States although the Company continues to expand its business in Europe.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Consolidation—The accompanying consolidated financial statements include the accounts of the Company and its majority-owned Belgian subsidiary. Minority interests associated with the Belgian subsidiary are not material. All intercompany accounts and transactions have been eliminated.

Foreign Currency Translation—The functional currency of the Company’s Belgian subsidiary is the Euro. Assets and liabilities of these foreign operations are generally translated at the rate of exchange in effect on the balance sheet date. The results of operations are translated at rates of exchange prevailing over the period in which activity occurs. Translation gains or losses are accumulated as a component of other comprehensive income (loss). Transaction gains or losses are recorded to the consolidated statement of income; these losses have not been material to date.

Cash Equivalents—The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories—Inventories are valued at the lower of average cost (first-in, first-out method) or market.

Equipment, Furniture and Improvements—Equipment, furniture and improvements are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major betterments are capitalized as additions to equipment, furniture and improvements. Depreciation and amortization are provided on the straight-line method over the estimated useful lives (three to seven years) of the applicable assets.

Revenue Recognition—Revenue from product sales is recognized upon shipment, provided there is evidence of an arrangement with the customer, the prices are fixed or determinable, and collectibility is probable.

Financial Instruments—The carrying amounts of cash and cash equivalents, marketable securities, accounts receivable and accounts payable approximate fair value due to the short-term nature of these instruments.

DOME IMAGING SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Concentration of Credit Risk—The majority of the Company’s revenues are from customers in the medical field and other advanced image-processing applications. The Company’s customers are dispersed over a wide geographic area and are subject to periodic review under the Company’s credit policies. The Company does not believe that it is subject to any unusual credit risk, other than the normal level of risk attendant to operating its business.

Impairment of Long-lived Assets—The recoverability of long-lived assets is periodically assessed by comparing the undiscounted cash flows expected to be generated to the carrying value. If the sum of the undiscounted cash flows is less than the carrying value of the assets, an impairment charge is recognized.

Research and Development Costs—Research and development costs are charged to operations as incurred.

Income Taxes—Deferred income taxes are provided to reflect temporary differences in bases between the Company’s assets and liabilities for book and tax purposes. These deferred taxes are measured using tax rates expected to be in effect when basis differences reverse. See Note 6.

Stock-Based Compensation—Compensation expense associated with awards of stock or options to employees is measured using the intrinsic-value method.

Comprehensive Income—Comprehensive income is composed of net income and the cumulative translation adjustments related to the net assets of the operations in Europe. These adjustments are accumulated within the statement of stockholders’ equity in accumulated other comprehensive income (loss).

New Accounting Pronouncements—Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” which provides accounting and reporting standards for derivatives, including those embedded in other instruments or contracts. The Company does not currently utilize derivative instruments in any form. Adoption of SFAS No. 133 did not have a significant impact on consolidated financial position or the results of operations.

2.    INVENTORIES

Inventories consist of the following at December 31:

	2001	2000
Purchased parts	$1,669,104	$1,906,825
Work in process	1,164,228	899,501
Finished goods	1,618,408	1,352,718

	$4,451,740	$4,159,044

DOME IMAGING SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3.    EQUIPMENT, FURNITURE AND IMPROVEMENTS

Equipment, furniture and improvements consist of the following at December 31:

	2001	2000
Equipment	$513,314	$490,136
Computer equipment	1,879,463	1,739,280
Office furniture	384,339	349,175
Leasehold improvements	453,289	454,422

	3,230,405	3,033,013
Less accumulated depreciation and amortization	(2,206,092)	(1,726,296)

Total	$1,024,313	$1,306,717

4.    DEBT

The Company terminated its $5,000,000 revolving line of credit on May 17, 2001. As of December 31, 2000, there were no borrowings outstanding on this line of credit.

Subsequently, the Company entered into a Loan and Security Agreement dated May 18, 2001 (amended effective December 14, 2001), which provides a $5,000,000 revolving line of credit (the “Revolving Line”) and a $3,000,000 redemption term loan note (the “Redemption Note”). On May 15, 2003, the outstanding balance on the Revolving Line is convertible into a fully amortizing 36-month term loan (the “Term Loan”). All amounts outstanding under the Term Loan shall be due and payable in full on May 15, 2006.

The Revolving Line bears interest at the lender’s prime rate plus 1/4% (5.0 % at December 31, 2001). The Company pays a facility fee of either 3/10% or 1/2% per annum, depending on certain financial leverage ratios. As of December 31, 2001, $1,250,000 was outstanding. The weighted-average interest rate on borrowings outstanding under the Revolving Line for the period ended December 31, 2001 was 6.5%.

The Redemption Note was executed on December 27, 2001 and bears interest at the lender’s prime rate plus 1/4% (5.0 % at December 31, 2001) and matures on December 31, 2004. While interest is due currently, principal is required to be paid on a ratable basis over the term of the note.

The Revolving Line, Redemption Note and the Term Loan are collateralized by substantially all assets of the Company and contain restrictive covenants, including a limitation on payment of dividends and additional indebtedness, as well as certain quarterly and annual financial covenant requirements. The Company has put 65% of its investment in the Belgian subsidiary as a pledge of repayment. In addition to the financial covenants described here, a restricted cash deposit is required if certain minimum outstanding balances and ratios are not met.

DOME IMAGING SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The outstanding debt obligations as of December 31, 2001 are as follows:

2001
Line of credit	$1,250,000
Redemption note	3,000,000

Total	4,250,000

Less current portion	(2,250,000)

Long-term portion of debt	$2,000,000

5.    STOCKHOLDERS’ EQUITY

Preferred Stock

Series C—In May 1998, the Board of Directors authorized the creation and issuance of a new class of preferred stock, the Series C. At that time, all previous classes of preferred stock outstanding were converted to common stock and the classes cancelled and eliminated. Series C shares were convertible at the holders’ option into common stock on a six-for-one basis. All outstanding shares of Series C preferred stock would have automatically converted into common stock upon the occurrence of a qualifying initial public offering of the Company’s common stock.

Shares of Series C stock were entitled to dividends, whether or not declared, at a rate of 7% per year. Series C shares also had preference in liquidation over the common stock equal to the original issuance price per share plus all declared or accrued and unpaid dividends owing to the holders of the Series C shares.

Series C shares were redeemable at either the option of the Company or of the holder of the shares. In 1999, the Company redeemed 17,000 shares of the Series C preferred stock at a price per share of $29.51, representing the original issuance price per share of $27.25 plus accrued dividends of $2.26 per share. In 2000, the Company redeemed 130,000 shares of the Series C preferred stock at a price per share of $31.07, representing the original issuance price per share of $27.25 plus accrued dividends of $3.85 per share.

In May 2001, the Company redeemed 122,334 shares of the Series C preferred stock at a price per share of $41.44, representing the original issuance price per share of $27.25 plus accrued dividends of $14.19 per share. In December 2001, the Company redeemed the remaining 97,666 shares of the Series C preferred stock at a price per share of $44.70, representing the original issuance price per share of $27.25 plus accrued dividends of $17.45 per share. The Company has now cancelled and retired all the Series C shares.

Stock Plan—The Company’s 1991 Stock Plan (the “1991 Plan”) allows for incentive stock options and nonqualified stock options to purchase common stock, opportunities to purchase common stock or awards of common stock to be granted to directors, officers, employees and consultants to the Company. The 1991 Plan, as amended, provides for grants of options covering up to 3,900,000 shares. The exercise price for incentive stock options will not be less than the fair market value of the common stock on the date of the grant, and the exercise price for nonqualified stock options will not be less than legally

DOME IMAGING SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

allowed. Options become exercisable as specified at the date of grant and generally expire ten years from the date of grant. There were 481,138 shares available for grant under the Plan at December 31, 2000. The 1991 Plan expired for granting purposes on October 3, 2001 and was replaced with Company’s 2001 Stock Plan (the “2001 Plan”).

The Company’s 2001 Plan allows for incentive stock options and nonqualified stock options to purchase common stock, opportunities to purchase common stock or awards of common stock to be granted to directors, officers, employees and consultants to the Company. The 2001 Plan provides for grants of options covering up to 2,800,000 shares. The exercise price for incentive stock options will not be less than the fair market value of the common stock at the date of the grant, and the exercise price for nonqualified stock options will not be less that the fair market value per share of common stock on the date of grant. Options become exercisable as specified at the date of grant and generally expire ten years from the date of grant. There were 718,580 shares available for grant under the 2001 Plan at December 31, 2001.

Activity under the Plans was as follows:

	Number of Shares	Weighted-Average Exercise Price
Outstanding, December 31, 1998	2,077,395	$0.61
Granted	39,000	4.55
Exercised/purchased	(146,718)	0.16
Canceled	(177,472)	3.27

Outstanding, December 31, 1999	1,792,205	$0.47
Granted	529,000	4.55
Exercised/purchased	(122,832)	0.53
Canceled	(75,536)	2.91

Outstanding, December 31, 2000	2,122,837	1.40
Granted	572,000	4.55
Exercised/purchased	(44,118)	0.11
Canceled	(15,167)	0.13

Outstanding, December 31, 2001	2,635,552	$2.10

Options exercisable under the Plans at December 31, 2001, 2000 and 1999 were 1,853,397, 1,460,945, and 1,381,475 respectively. The estimated weighted-average fair values of option grants made were $4.55 per option in 2001 and 2000. The weighted-average remaining life of outstanding options at December 31, 2001 was 5.83 years, with exercise prices ranging from $.08 to $4.55.

Pro Forma Disclosures—As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic-value method. Because option grants to date have possessed exercise prices equal to the estimated fair value of the underlying stock in the date of grant, no compensation expense has been recognized in the financial statements for employee stock arrangements.

DOME IMAGING SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For purposes of the following pro forma disclosures, the fair value of options on their grant date was measured using the Black-Scholes option pricing model with the following weighted-average assumptions: expected weighted-average life, eight, four, and seven years in 2001, 2000, and 1999, respectively; risk-free interest rate of 5.0%, 6.5%, and 6.5% in 2001, 2000, and 1999, respectively; and no dividends or volatility during the expected term. Had the Company used the fair value method to measure compensation, reported net income would have been as follows:

	2001	2000	1999
Net income as reported	$5,493,202	$1,634,439	$2,909,927
Pro forma net income	5,200,050	1,448,927	2,734,890

6.    INCOME TAXES

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows for the years ended December 31:

	2001	2000	1999
Statutory tax rate	34.0%	34.0%	34.0%
State income taxes net of federal benefit	3.0%	4.6%	4.6%
Other, principally tax credits	(4.9)%	(26.6)%	(5.6)%

Effective income tax rates	32.1%	12.0%	33.0%

The provision for income taxes for the years ended December 31 is summarized as follows:

	2001	2000	1999
Current:
Federal	$2,419,725	$343,800	$1,329,200
State	288,304	34,500	218,230
Foreign	9,741	—	—

Sub-total	2,717,770	378,330	1,547,430

Deferred:
Federal	(190,209)	7,706	(73,983)
State	75,639	(172,006)	(12,147)

Sub-total	(114,570)	(164,300)	(86,130)

	$2,603,200	$214,000	$1,461,300

DOME IMAGING SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred income tax assets (liabilities) at December 31 are composed of the following:

	2001	2000
Accounts receivable	$53,300	$24,600
Inventories	455,037	282,173
Accrued expenses and other	210,062	299,676

Deferred tax assets	718,399	606,449
Deferred tax liability—property and equipment	(28,399)	(31,019)

Deferred tax asset—net	$690,000	$575,430

7.    COMMITMENTS

Leases—The Company leases office space until 2005. The leases contain renewal options. The Company is responsible for certain operating expenses and real estate taxes. Future minimum payments under all leases as of December 31, 2001 are as follows:

Year Ending December 31
2002	$871,277
2003	914,981
2004	930,416
2005	404,226
2006 and thereafter	72,008

Rent expense was $769,361 in 2001 and $539,540 in 2000.

Commitments—The Company has entered into a supply agreement for the manufacture of new generation LCD displays. As a part of the agreement, the Company is committed to purchase in fiscal year 2002 an agreed-upon number of production units for a total of $48,000.

8.    MAJOR CUSTOMERS

Certain customers compose more than 10% of the Company’s revenues. These customers and their percentage of revenue are as follows for the year ended December 31:

Customer	2001	2000	1999
A	27%	28%	24%
B	15	19	20
C	12	6	—

At December 31, 2001, amounts due from Customer A represented 27% of outstanding accounts receivable.

DOME IMAGING SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9.    EMPLOYEE BENEFIT PLAN

The Company has modified its defined contribution 401(k) pension plan in April 2000. Under the amended terms of the plan, all employees are eligible from the day of employment. Participants contribute 1% to 15% of their compensation to the plan which is then matched 50% by the employer, up to 5% of employee contributions. Employees vest in the employer-contributed portion 25% in their first year of service, 50% in their second year of service, 75% in their third year of service and 100% in their fourth year of service. Contributions from the Company were $96,255 in 2001 and $71,364 in 2000.

10.    EVENTS SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS’ REPORT (UNAUDITED)

On March 18, 2002, the Board of Directors of the Company approved the sale of the Company to Planar Systems, Inc. in a transaction valued at approximately $61 million. In addition to approving the sale of the Company, the Board of Directors also voted to accelerate the vesting of all outstanding options to acquire shares of the Company’s common stock, contingent on the closing of the transaction.

DOME IMAGING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands)

	Mar. 31, 2002	Dec. 31, 2001
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,998	$4,978
Accounts receivable	5,629	3,661
Inventories	5,606	4,452
Other current assets	923	801

Total current assets	17,156	13,892
Property, plant and equipment, net	963	1,024
Other assets	149	165

	$18,268	$15,081

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes payable	$1,000	$1,250
Accounts payable	3,851	1,822
Current portion of long-term debt	1,000	1,000
Other current liabilities	2,655	2,626

Total current liabilities	8,506	6,698
Long-term debt	1,750	2,000
Other long-term liabilities	31	31

Total liabilities	10,287	8,729
Shareholders’ equity:
Common stock	86	86
Retained earnings	7,952	6,329
Accumulated other comprehensive loss	(57)	(63)

Total shareholders’ equity	7,981	6,352

	$18,268	$15,081

See accompanying note to unaudited consolidated financial statements.

DOME IMAGING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(unaudited)

	Three months ended
	Mar. 31, 2002	Mar. 31, 2001
Sales	$10,079	$6,630
Cost of sales	3,763	2,169

Gross profit	6,316	4,461
Operating expenses:
Research and development, net	1,383	1,116
Sales and marketing	1,540	1,007
General and administrative	950	426

Total operating expenses	3,873	2,549
Income from operations	2,443	1,912
Other non-operating income	20	37

Income before income taxes	2,463	1,949
Provision for income taxes	846	665

Net income	$1,617	$1,284

See accompanying note to unaudited consolidated financial statements.

DOME IMAGING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three months ended
	Mar. 31, 2002	Mar. 31, 2001
Cash flows from operating activities:
Net income	$1,617	$1,284
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	131	131
Increase in accounts receivable	(1,959)	(330)
Increase in inventories	(1,154)	(17)
(Increase) decrease in other current assets	(73)	58
Increase (decrease) in accounts payable	2,029	(13)
Increase (decrease) in other current liabilities	(5)	682

Net cash provided by operating activities	586	1,795
Cash flows from investing activities:
Purchase of property, plant and equipment	(71)	(57)
Cash flows from financing activities:
Net payments of notes payable	(250)	—
Net payments of long-term debt	(250)	—
Net proceeds from issuance of capital stock	6	1

Net cash provided by (used in) financing activities	(494)	1
Effect of exchange rate changes	(1)	(8)

Net increase in cash and cash equivalents	20	1,731
Cash and cash equivalents at beginning of period	4,978	4,404

Cash and cash equivalents at end of period	$4,998	$6,135

See accompanying note to unaudited consolidated financial statements.

DOME IMAGING SYSTEMS, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. However, certain information or footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements include all adjustments necessary (which are of a normal and recurring nature) for the fair presentation of the results of the interim periods presented. These financial statements should be read in connection with the Company’s audited financial statements for the year ended December 31, 2001.

PLANAR SYSTEMS, INC.

PRO FORMA BALANCE SHEET
March 29, 2002
(Unaudited) (in 000’s)

	Planar 3/29/2002	Dome 3/31/2002	Pro Forma adjustments		Total Pro Forma
Cash and cash equivalents	$21,565	$504	$(52,216	)(1)
			2,751	(2)
			39,510	(3)	$12,114
Accounts receivable, net	29,131	6,402	1,959	(1)	37,492
Inventories	25,069	6,571	—		31,640
Other current assets	9,383	1,254	(225	)(1)	10,412

Total current assets	85,148	14,731	(8,221)		91,658
Property, plant and equipment, net	33,760	919	—		34,679
Goodwill	3,428	—	45,954	(1)	49,382
Intangible assets	—	—	14,559	(1)	14,559
Other assets	12,583	149	—		12,732

	$134,919	$15,799	$52,292		$203,010

Accounts payable	$7,816	$4,648	$—		$12,464
Accrued compensation	3,851	—	—		3,851
Current portion of long-term debt	2,083	—	7,500	(3)	9,583
Deferred revenue	504	—	—		504
Other current liabilities	5,265	4,487	1,332	(1)	11,084

Total current liabilities	19,519	9,135	8,832		37,486
Long-term debt, net of current portion	10,628	—	32,500	(3)	43,128
Other long-term liabilities	2,082	31	5,824	(1)	7,937

Total liabilities	32,229	9,166	47,156		88,551
Common stock	89,779	2,092	2,751	(2)
			9,184	(1)	103,806
Retained earnings	24,361	4,541	(6,799	)(1)	22,103
Accumulated other comprehensive loss	(11,450)	—	—		(11,450)

Total shareholders’ equity	102,690	6,633	5,136		114,459

	$134,919	$15,799	$52,292		$203,010

PLANAR SYSTEMS, INC.

PRO FORMA STATEMENT OF OPERATIONS
Year Ended September 28, 2001
(Unaudited) (in 000’s)

	Year ended
	Planar 9/28/2001	Dome 9/30/2001	Pro Forma adjustments	Total Pro Forma
Sales	$207,952	$25,408	$—	$233,360
Cost of Sales	143,124	8,097	—	151,221

Gross profit	64,828	17,311	—	82,139
Operating expenses:
Research and development, net	11,065	1,944	—	13,009
Sales and marketing	16,892	3,806	—	20,698
General and administrative	14,954	5,166	—	20,120
Amortization of intangible assets	—	—	2,830	2,830
Non-recurring charges	(654)	—	—	(654)

Total operating expenses	42,257	10,916	2,830	56,003

Income from operations	22,571	6,395	(2,830)	26,136
Non-operating income (expense):
Interest, net	(376)	193	(1,825)	(2,008)
Foreign exchange, net	(444)	—	—	(444)

Total non-operating expense	(820)	193	(1,825)	(2,452)

Income before income taxes	21,751	6,588	(4,655)	23,684
Provision for income taxes	7,214	1,922	(1,862)	7,274

Net income	$14,537	$4,666	$(2,793)	$16,410

Basic net income per share	$1.21			$1.36
Average shares outstanding—basic	11,980			12,101
Diluted net income per share	$1.13			$1.22
Average shares outstanding—diluted	12,859			13,430

PLANAR SYSTEMS, INC.

PRO FORMA STATEMENT OF OPERATIONS
Six Months Ended March 29, 2002
(Unaudited) (in 000’s)

	Six months ended
	Planar 3/29/2002	Dome 3/31/2002	Pro Forma adjustments		Total Pro Forma
Sales	$89,642	$18,212	$—		$107,854
Cost of Sales	63,991	6,538	—		70,529

Gross profit	25,651	11,674	—		37,325
Operating expenses:
Research and development, net	5,309	1,437	—		6,746
Sales and marketing	6,269	2,951	—		9,220
General and administrative	6,413	2,776	—		9,189
Amortization of intangible assets	—	—	1,415	(4)	1,415

Total operating expenses	17,991	7,164	1,415		26,570

Income from operations	7,660	4,510	(1,415)		10,755
Non-operating income (expense):
Interest, net	(290)	(23)	(913	)(5)	(1,226)
Foreign exchange, net	(31)	—	—		(31)

Total non-operating expense	(321)	(23)	(913)		(1,257)

Income before income taxes	7,339	4,487	(2,328)		9,498
Provision for income taxes	2,494	1,311	(931	)(6)	2,874

Net income	$4,845	$3,176	$(1,397)		$6,624

Basic net income per share	$0.39				$0.52
Average shares outstanding—basic	12,563				12,684
Diluted net income per share	$0.36				$0.48
Average shares outstanding—diluted	13,323				13,894

PLANAR SYSTEMS, INC.

NOTES TO PRO FORMA FINANCIAL INFORMATION (Unaudited)

Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 18, 2002 by and among Planar Systems, Inc., an Oregon corporation (“Planar”), Bone Doctor Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Planar (“Sub”), DOME imaging systems, inc., a Delaware corporation (“DOME”) and certain stockholders of DOME (the “Stockholders”), Sub was merged with and into DOME (the “Merger”) effective as of April 22, 2002 (the “Effective Time”). As a result of the Merger, DOME became a wholly-owned subsidiary of Planar.

At the Effective Time, the 7,075,383 shares of DOME common stock outstanding immediately prior to the Effective Time were converted into the right to receive cash in an amount equal to $7.38 per share, or an aggregate of $52,216,326.54, and each option to purchase DOME common stock outstanding immediately prior to the Effective Time was assumed by Planar. A total of 620,782 shares of Planar common stock and cash in the aggregate amount of $1,231,618.68 are issuable by Planar upon the exercise of the DOME stock options assumed by Planar in the Merger. Planar funded the cash portion of the consideration payable in the Merger through cash-on-hand and a new $40 million LIBOR-based debt facility with U.S. Bank National Association and Wells Fargo Bank, National Association. In connection with the Merger, Planar sold a total of 120,643 shares of Planar common stock to the four founders of DOME at a price of $22.80 per share. In addition, Planar granted a total of 12,065 incentive stock options and an aggregate of 80,000 nonqualified stock options to the founders of DOME at an exercise price of $21.11 and$22.80, respectively.

The amount of the consideration paid in the Merger was determined through arms-length negotiations between representatives of Planar and DOME. Prior to the date of the Merger Agreement, no material relationship existed between Planar and DOME or any of its affiliates, any director or officer of Planar, or any associate of any such director or officer. In connection with the Merger, Planar entered into employment agreements with certain officers of DOME.

Prior to the merger, DOME was a privately held company that focused on developing, manufacturing and marketing advanced display products for medical-imaging applications at its Waltham, Massachusetts facilities. Planar expects to continue the operations of DOME at its existing Waltham, Massachusetts facilities.

(1)	Amount represents the purchase price allocation and the step-up of Dome’s assets and liabilities to the estimated fair value.
(2)	Amount represents the proceeds received for the sale of shares to the founders of Dome.
(3)	Amount represents the proceeds and the associated liabilities related to the issuance of the new credit facility.
(4)	Amount represents the amortization expense for the period related to the identifiable intangibles.
(5)	Amount represents the increased interest expense associated with the new credit facility.
(6)	Amount represents the income tax benefit related to amortization expense for the identifiable intangibles and interest expense.